EXHIBIT 10.8.2
SECOND AMENDMENT TO THE
CNA SUPPLEMENTAL EXECUTIVE SAVINGS
AND CAPITAL ACCUMULATION PLAN
The CNA SUPPLEMENTAL EXECUTIVE SAVINGS AND CAPITAL ACCUMULATION PLAN, as restated by CNA effective January 1, 2009, and as previously amended by the First Amendment thereto, is hereby further amended as follows:
1.    Section 2.2(a) of the Plan is amended by adding a new subparagraph (a)(iii) to read as follows:

“(iii)
Effective January 1, 2011, the highest percentage of Compensation that a Participant can elect to contribute to the S-CAP shall be determined without regard to Catch-Up Contributions, and any election, or change in election, that a Participant makes during a Plan Year with respect to Catch-Up Contributions under the S-CAP shall have no effect on the amount deferred by the Participant pursuant to this Plan.”

2.    This amendment shall take effect on January 1, 2011, and shall apply to all Plan Years commencing on or after such date. Except as otherwise provided herein, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, CNA Financial Corporation has caused this Second Amendment to be executed this 14th day of December, 2010.
CNA FINANCIAL CORPORATION

By: /s/ Thomas Pontarelli
Thomas Pontarelli, Executive Vice President &
Chief Administration Officer, Continental Casualty Company